EQ ADVISORS TRUST
10f-3 TRANSACTION SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN
AFFILIATED UNDERWRITER PARTICIPATES)
FOR THE PERIOD JANUARY 1, 2005 - JUNE 30, 2005

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
							Underwriter
							from Whom			Principal Amount of
Fund Name				Purchase Date	Purchased			Purchase by Advisor
EQ/J.P. Morgan Core Bond Portfolio	01/05/05	Goldman Sachs & Co.		$93,874,483
EQ/J.P. Morgan Core Bond Portfolio	01/07/05	SBC Warburg Inc, New York	$16,100,000
EQ/J.P. Morgan Core Bond Portfolio	01/11/05	Citigroup Global Markets	$16,149,669
EQ/J.P. Morgan Core Bond Portfolio	01/13/05	BA Securities, Inc.		$11,972,655
EQ/J.P. Morgan Core Bond Portfolio	01/13/05	BA Securities, Inc.		$30,000,000
EQ/J.P. Morgan Core Bond Portfolio	02/09/05	Deutsche Morgan Grenfell	$22,503,110
EQ/J.P. Morgan Core Bond Portfolio	02/15/05	First Brokerage Corp.		$14,998,655
EQ/J.P. Morgan Core Bond Portfolio	02/16/05	SBS Warburg Inc., New York	$15,270,000
EQ/J.P. Morgan Core Bond Portfolio	03/15/05	Citigroup Global Markets	$15,134,172
EQ/J.P. Morgan Core Bond Portfolio	03/15/05	Greenwich Capital Markets	$76,399,652
EQ/J.P. Morgan Core Bond Portfolio	03/17/05	Citigroup Global Markets	$30,482,210
EQ/Emerging Markets Equity Portfolio	01/31/05	UBS Investment Bank		41,007,720 HKD
EQ/Enterprise Total Return Portfolio	01/12/05	Barclays Bank Plc.		123,562,500 EUR
EQ/Enterprise Total Return Portfolio	02/23/05	HSBC Bank Plc.			273,900,000 EUR
EQ/J.P. Morgan Core Bond Portfolio	04/12/05	Merrill Lynch & Co., Inc.	45,870,000.00
EQ/J.P. Morgan Core Bond Portfolio	04/20/05	Citigroup Global Markets	31,740,000.00
EQ/J.P. Morgan Core Bond Portfolio	04/25/05	Deutsche Morgan Grenfell	26,315,452.00
EQ/J.P. Morgan Core Bond Portfolio	05/10/05	BA Securities Inc.		20,487,413.00
EQ/J.P. Morgan Core Bond Portfolio	05/25/05	Merrill Lynch & Co., Inc.	30,645,000.00
EQ/J.P. Morgan Core Bond Portfolio	06/21/05	Bear Stearns Securities		43,050,000.00
EQ/Van Kampen Emerging Markets Equity Portfolio	04/27/05	Merrill Lynch & Co., Inc.	4,460,800.00
EQ/Van Kampen Emerging Markets Equity Portfolio	05/06/05	CS First Boston			16,900,000.00
EQ/Van Kampen Emerging Markets Equity Portfolio	05/25/05	Citigroup Global Markets	5,325,000.00

									Commission
						Aggregate Amount	Purchase 	Spread or
Fund Name					of Offering		Price		Profit
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$2,241,630,000		$99.63		$0.45/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$325,000,000		$100.00		$1.50/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$399,868,000		$99.97		$0.88/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$324,665,250		$99.90		$0.65/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$269,240,000		$100.00		$0.18/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$499,625,000		$99.93		$0.45/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$148,986,635		$100.00		$0.25/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$850,000,000		$100.00		$0.75/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$490,255,000		$98.05		$0.88/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$599,958,000		$99.99		$0.45/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	$597,300,000		$99.55		$0.88/share
EQ/Emerging Markets Equity Portfolio (cont.)	3,373,272,000 HKD	3.88 HKD	1.012%
EQ/Enterprise Total Return Portfolio (cont.)	6,000,000,000 EUR	98.850 EUR	FPR 4.00 vs DBR 4 3/4 34
EQ/Enterprise Total Return Portfolio (cont.)	6,000,000,000 EUR	95.632 EUR	FPR 4.50 vs DBR 4 01/37
EQ/J.P. Morgan Core Bond Portfolio (cont.)	600,000,000.00		$100.000	$0.75/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	400,000,000.00		$100.000	$1.25/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	199,284,000.00		$99.640		$0.29/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	124,196,250.00		$99.360		$0.65/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	925,000,000.00		$25.000		$0.79/share
EQ/J.P. Morgan Core Bond Portfolio (cont.)	1,000,000,000.00	$100.000	$0.33/share
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	409,836,000.00	$27.880		$1.12/share
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	597,585,846.00	$13.000		$0.28/share
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	298,200,000.00	$53.250		$1.20/share



Fund Name					Security				Affiliated Underwriter
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Goldman Sachs Group Inc.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Stingray Pass Through Trust		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Southern California Edison Company	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Albemarle Corp.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Residential Asset Securities Corp.	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Aiful Corp.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Onyx Acceptance Auto Trust 		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Chuo Mitsui Trust & Bank Inc.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Liberty Mutual Group Inc.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Scottish Power Plc.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Newmont Mining Corp.			J.P. Morgan Securities, Inc.
EQ/Emerging Markets Equity Portfolio (cont.)	Foxconn International Holdings Ltd.	Morgan Stanley
EQ/Enterprise Total Return Portfolio (cont.)	Spanish (Gov't Of)			Dresdner Bank
EQ/Enterprise Total Return Portfolio (cont.)	France (Gov't Of)			Dresdner Bank
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Nordea Bank AB	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Southern California Edison Co.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Developers Diversified Realty		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Odessey Re Holdings Corp.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Aegon N.V.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio (cont.)	Residential Capital Corp.		J.P. Morgan Securities, Inc.
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	Gol Linhas Aereas Inteligentes	Morgan Stanley
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	Pyaterochka Holding NV		Morgan Stanley
EQ/Van Kampen Emerging Markets Equity Portfolio (cont.)	Fomento Economico Mexicano SA	Morgan Stanley
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